Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2021 RESULTS
FOURTH-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 15.0%; SAME-UNIT REVENUE UP 9.4%
FULL-YEAR HIGHLIGHTS:
•TOTAL REVENUE UP 14.6%; SAME-UNIT REVENUE UP 7.7%
•GAAP EPS DOWN 7.0%
•ADJUSTED EPS UP 16.9%
•ADJUSTED EBITDA UP 12.4%

2022 OUTLOOK:
•TOTAL REVENUE UP 19% TO 21%
•GAAP EPS UP 43% TO 46%; $1.89 TO $1.93
•ADJUSTED EPS UP 20% TO 22%; $1.99 TO $2.03

CLEVELAND (February 17, 2022) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced fourth-quarter and full-year results for the period ended December 31, 2021.

For the 2021 fourth quarter, CBIZ recorded revenue of $242.8 million, an increase of $31.7 million, or 15.0%, compared with $211.1 million reported for the same period in 2020. Acquired operations, net of divestitures, contributed $11.9 million, or 5.6%, to fourth-quarter 2021 revenue growth. Same-unit revenue increased by $19.8 million, or 9.4%, for the quarter, compared with the same period a year ago. Loss from continuing operations was $9.6 million, in the 2021 fourth quarter, compared with a loss of $0.1 million for the same period a year ago.

For the full year ended December 31, 2021, CBIZ recorded revenue of $1,104.9 million, an increase of $141.0 million, or 14.6%, over the $963.9 million recorded for the same period in 2020. Acquisitions, net of

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divestitures, contributed $66.7 million, or 6.9%, to revenue growth in the twelve months ended December 31, 2021. Same-unit revenue increased by $74.3 million, or 7.7%, compared with the same period a year ago. Income from continuing operations was $70.9 million, or $1.32 per diluted share, for the twelve months ended December 31, 2021, compared with $78.3 million, or $1.42 per diluted share, for the same period a year ago.

As previously announced on June 30, 2021, the Company reached a settlement agreement with the University of Pittsburgh Medical Center (“UPMC”) related to claims arising from a lawsuit filed in connection with actuarial services provided by a former employee in 2013. Net of insurance proceeds, the pretax charge related to this settlement in the second quarter of 2021 was $30.5 million. In addition, on June 1, 2021, the Company divested a small, non-core wholesale insurance business and recorded a pretax gain of $6.3 million on the sale. Eliminating the impact of these non-recurring items, adjusted diluted EPS for the twelve months of 2021 increased by 16.9% to $1.66, compared with $1.42 reported a year ago. Adjusted EBITDA increased by 12.4% to $148.5 million, compared with $132.1 million in 2020.

As previously announced on January 10, 2022, the Company acquired Marks Paneth, a New York City-based accounting firm. This transaction is expected to add approximately $138.0 million of revenue to CBIZ in 2022. Eliminating the impact of one-time transaction-related costs and first year integration costs, contribution to earnings per share in 2022 is expected to be approximately $0.10, growing to a range of $0.20 to $0.25 per share by 2025, after all remaining transition-related integration costs are addressed. On a GAAP reported basis, the transaction is expected to have minimal impact on earnings per share in 2022, but is expected to be significantly accretive after first-year transaction and integration costs are incurred.

Reconciliations for adjusted diluted EPS and adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables of this release.

For the full year ended December 31, 2021, the Company repurchased a total of 3.0 million shares of its common stock on the open market. The balance outstanding on the Company’s unsecured credit facility on December 31, 2021, was $155.3 million with $234.5 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “2021 was a year to be celebrated at CBIZ. As we marked our 25-year anniversary, I am proud to report exceptional results for the past year with record growth across nearly every major service line. In addition to continued strong demand for the core, essential, services that we provide to our clients regardless of business climate, we experienced very high demand for our more specialty and project-based advisory services as well, an increasing trend that demonstrates the optimistic outlook of our clients as they continue to focus on growth.”

“2021 also proved to be an important year for our strategic acquisition activity as we capitalized on a full and expanding pipeline of opportunities starting early in the year,” Grisko continued. “We closed six acquisitions adding approximately $75 million in annualized revenue. While the seasonal nature of a number of these mid-year acquisitions negatively impacted fourth quarter margins in 2021, they will be very accretive in 2022 and beyond. Our momentum with M&A continued with our recent acquisition of Marks Paneth in early January, adding more than 600 professionals to our team and approximately $138 million in annual revenue.”

“Coming off such a strong year, and with the completion of our latest acquisition, we expect another year of solid growth in 2022,” Grisko concluded.

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2022 Outlook
•The Company expects revenue to grow within a range of 19% to 21% over the prior year.
•Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•The Company expects a weighted average fully diluted share count of approximately 53.0 to 53.5 million shares.
•The Company expects GAAP fully diluted earnings per share from continuing operations to grow within a range of 43% to 46%, to $1.89 to $1.93 per share over the $1.32 per share reported for 2021.
•The Company expects adjusted fully diluted earnings per share from continuing operations to grow within a range of 20% to 22%, to $1.99 to $2.03 per share over the adjusted $1.66 per share reported for 2021.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10163760/f162c4adc0.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2021	%	2020	%
Revenue	$242,828	100.0%	$211,110	100.0%
Operating expenses (1)	246,402	101.5	211,748	100.3
Gross loss	(3,574)	(1.5)	(638)	(0.3)
Corporate general and administrative expenses (1)	14,816	6.1	13,078	6.2
Operating loss	(18,390)	(7.6)	(13,716)	(6.5)
Other (expense) income:
Interest expense	(1,016)	(0.4)	(816)	(0.4)
Loss on sale of operations, net	(390)	(0.2)	(587)	(0.3)
Other income, net (1) (2)	6,212	2.6	13,050	6.2
Total other income, net	4,806	2.0	11,647	5.5
Loss from continuing operations before income tax benefit	(13,584)	(5.6)	(2,069)	(1.0)
Income tax benefit	(3,971)		(1,979)
Loss from continuing operations	(9,613)	(4.0)	(90)	—
Loss from operations of discontinued businesses, net of tax	(7)		(4)
Net loss	$(9,620)	(4.0)%	$(94)	—%

Diluted loss per share:
Continuing operations	$(0.19)		$—
Discontinued operations	—		—
Net loss	$(0.19)		$—

Diluted weighted average common shares outstanding	51,899		54,039
Other data from continuing operations:
Adjusted EBITDA (3)	$(5,021)		$5,196

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(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other income, net." The deferred compensation plan has no impact on "Loss from continuing operations before income tax benefit."
Income and expenses related to the deferred compensation plan for the three months ended December 31, 2021, and 2020 are as follows (in thousands):

	Three Months Ended December 31,
	2021	% of Revenue	2020	% of Revenue
Operating expenses	$6,152	2.5%	$11,010	5.2%
Corporate general and administrative expenses	908	0.4%	1,244	0.6%
Other income, net	7,060	2.9%	12,254	5.8%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended December 31, 2021, and 2020 are as follows (in thousands):

	Three Months Ended December 31,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$(3,574)	$6,152	$2,578	1.1%	$(638)	$11,010	$10,372	4.9%
Operating income (expense)	(18,390)	7,060	(11,330)	(4.7)%	(13,716)	12,254	(1,462)	(0.7)%
Other income (expense), net	6,212	(7,060)	(848)	(0.3)%	13,050	(12,254)	796	0.4%
Loss from continuing operations before income tax benefit	(13,584)	—	(13,584)	(5.6)%	(2,069)	—	(2,069)	(1.0)%

(2)Included in "Other income, net" for the three months ended December 31, 2021 and 2020, is expense of $0.8 million and income of $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2021	%	2020	%
Revenue	$1,104,925	100.0%	$963,897	100.0%
Operating expenses (1)	945,635	85.6	825,351	85.6
Gross margin	159,290	14.4	138,546	14.4
Corporate general and administrative expenses (1)	56,150	5.1	46,066	4.8
Legal settlement, net	30,468	2.7	—	—
Operating income	72,672	6.6	92,480	9.6
Other income (expense):
Interest expense	(3,868)	(0.4)	(4,983)	(0.5)
Gain (loss) on sale of operations, net	5,995	0.5	(509)	(0.1)
Other income, net (1) (2)	18,241	1.7	16,500	1.7
Total other income, net	20,368	1.8	11,008	1.1
Income from continuing operations before income tax expense	93,040	8.4	103,488	10.7
Income tax expense	22,129		25,141
Income from continuing operations	70,911	6.4	78,347	8.1
Loss from operations of discontinued businesses, net of tax	(24)		(48)
Net income	$70,887	6.4%	$78,299	8.1%

Diluted income per share:
Continuing operations	$1.32		$1.42
Discontinued operations	—		(0.01)
Net income	$1.32		$1.41

Diluted weighted average common shares outstanding	53,723		55,359
Other data from continuing operations:
Adjusted EBITDA (3)	$148,459		$132,119
Adjusted EPS (3)	$1.66		$1.42

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(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the twelve months ended December 31, 2021, and 2020 are as follows (in thousands):

	Twelve Months Ended December 31,
	2021	% of Revenue	2020	% of Revenue
Operating expenses	$17,317	1.6%	$13,806	1.4%
Corporate general and administrative expenses	2,168	0.2%	1,587	0.2%
Other income, net	19,485	1.8%	15,393	1.6%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the twelve months ended December 31, 2021, and 2020 are as follows (in thousands):

	Twelve Months Ended December 31,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$159,290	$17,317	$176,607	16.0%	$138,546	$13,806	$152,352	15.8%
Operating income	72,672	19,485	92,157	8.3%	92,480	15,393	107,873	11.2%
Other income (expense), net	18,241	(19,485)	(1,244)	(0.1)%	16,500	(15,393)	1,107	0.1%
Income from continuing operations before income tax expense	93,040	—	93,040	8.4%	103,488	—	103,488	10.7%

(2)Included in "Other income, net" for the twelve months ended December 31, 2021 and 2020, is expense of $2.4 million and income of $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Financial Services	$156,056	$131,419	734,026	629,778
Benefits and Insurance Services	76,667	70,325	332,323	297,758
National Practices	10,105	9,366	38,576	36,361
Total	$242,828	$211,110	$1,104,925	$963,897

Gross Margin
Financial Services	(3,338)	2,147	$125,788	$104,569
Benefits and Insurance Services	8,765	10,487	60,673	49,401
National Practices	1,153	1,072	4,082	3,724
Operating expenses - unallocated (1):
Other expense	(4,002)	(3,334)	(13,936)	(5,342)
Deferred compensation	(6,152)	(11,010)	(17,317)	(13,806)
Total	$(3,574)	$(638)	$159,290	$138,546

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income, net."

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CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Twelve Months Ended December 31,
	2021	2020
Net income	$70,887	$78,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	27,078	23,139
(Gain) loss on sale of operations, net	(5,995)	509
Bad debt expense, net of recoveries	3,054	4,409
Adjustments to contingent earnout liability, net	2,367	(629)
Stock-based compensation expense	11,407	8,869
Other noncash adjustments	9,108	(285)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	117,906	114,311
Changes in assets and liabilities, net of acquisitions and divestitures	13,272	32,605
Operating cash flows provided by continuing operations	131,178	146,916
Operating cash used in discontinued operations	(24)	(71)
Net cash provided by operating activities	131,154	146,845
Net cash used in investing activities	(82,010)	(46,406)
Net cash used in financing activities	(69,005)	(76,609)
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,861)	23,830
Cash, cash equivalents and restricted cash at beginning of year	$170,335	$146,505
Cash, cash equivalents and restricted cash at end of period	$150,474	$170,335

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$1,997	$4,652
Restricted cash	30,383	23,951
Cash equivalents included in funds held for clients	118,094	141,732
Total cash, cash equivalents and restricted cash	$150,474	$170,335

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	1,997	4,652
Restricted cash	30,383	23,951
Accounts receivable, net	242,168	216,175
Current assets before funds held for clients	293,765	268,991
Funds held for clients	157,909	167,440
Goodwill and other intangible assets, net	840,783	756,750

Total assets	1,627,934	1,513,754

Current liabilities before client fund obligations	265,174	211,285
Client fund obligations	158,115	166,989
Total long-term debt	154,851	107,192

Total liabilities	923,386	811,134

Treasury stock	(694,716)	(595,297)

Total stockholders' equity	704,548	702,620

Debt to equity	22.0%	15.3%
Days sales outstanding (DSO) - continuing operations (1)	71	72

Shares outstanding	52,038	54,099
Basic weighted average common shares outstanding	52,637	54,288
Diluted weighted average common shares outstanding	53,723	55,359

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

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CBIZ, INC.
GAAP RECONCILIATION
(Loss) Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
(Loss) Income from continuing operations	$(9,613)	$(90)	$70,911	$78,347
Interest expense	1,016	816	3,868	4,983
Income tax (benefit) expense	(3,971)	(1,979)	22,129	25,141
Loss (gain) on sale of operations, net	390	587	(5,995)	509
Legal settlement, net	—	—	30,468	—
Depreciation	2,771	2,516	10,781	9,568
Amortization	4,386	3,346	16,297	13,571
Adjusted EBITDA	$(5,021)	$5,196	$148,459	$132,119

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "(Loss) Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.

CBIZ, INC.
GAAP RECONCILIATION
(Loss) Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted (Loss) Income from Continuing Operations and EPS(1)
(In thousands)

	Three Months Ended December 31, 2021		Twelve Months Ended December 31, 2021
	Amounts	EPS	Amounts	EPS
(Loss) Income from continuing operations	$(9,613)	$(0.19)	$70,911	$1.32
Adjustments:
Gain on sale of operations, net	—	—	(6,311)	(0.12)
Legal settlement, net	—	—	30,468	0.57
Income tax effect related to adjustments	—	—	(5,746)	(0.11)
Adjusted (loss) income from continuing operations	$(9,613)	$(0.19)	$89,322	$1.66

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted (Loss) Income and Adjusted EPS to the most directly comparable GAAP financial measures, “(Loss) Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted (Loss) Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted (Loss) Income and Adjusted EPS, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2022 EPS from Continuing Operations Guidance to Full Year 2022 Adjusted Diluted EPS
(In thousands)

	Full Year 2022 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.89	$1.93
Integration cost related to Marks Paneth	0.10	0.10
Adjusted Diluted EPS Guidance	$1.99	$2.03

GAAP Diluted EPS for 2021	$1.32	$1.32
Adjusted Diluted EPS for 2021	$1.66	$1.66
GAAP Diluted EPS Range	43%	46%
Adjusted Diluted EPS Range	20%	22%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz